UNITED STATES
                             SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C. 20549


                                        FORM 8-K

                                      CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                    February 1, 2005
                          ----------------------------------
                          (Date of earliest event reported)


                               Seawright Holdings, Inc.
                      -------------------------------------
              (Exact name of registrant as specified in its charter)


          Delaware                  333-56848                 541965220
           ------                    ------                   ----------
(State or other jurisdiction of   Commission File Number    (I.R.S. Employer
incorporation or organization)                              Identification No.)

                    600 Cameron Street, Alexandria, Virginia 22134
                     --------------------------------------------
                   (Address of principal offices, including Zip Code)

                                   (703) 340-1269
                               ---------------------
               (Registrant's telephone number, including area code)

Item 1.01. Entry into a Material Definitive Agreement

The Registrant filed a Regulation D, Rule 501(a) filing with the Securities and Exchange Commission on September 21, 2004. The Registrant, pursuant to that filing, engaged Jones, Byrd and Attkisson, Inc. as Placement Agents to sell up to 1,000 Units of the Registrant, such Units being defined as each Unit consisting of 1) 2,500 shares of common stock of the Registrant, 2) $1,500 worth of 11% Convertible Promissory Notes Due September 1, 2009 and convertible into shares of the Registrant at $0.85 per share and 3) Five Year Warrants to purchase 300 shares of common stock of the Registrant at an exercise price of $0.85.

As of January 31, 2005, the Registrant had sold Nine Hundred Ninety-Nine (999) Units as defined above, with total proceeds of $2,997,000 taken in by the Registrant, fees of $299,700 being paid to the Placement Agents, for a total of $2,697,300 funds available to the Registrant. The Placement Agents were also issued six hundred thousand (600,000) warrants at $0.85 under the same terms as the other warrants issued in this offering. Therefore, on January 31, 2005, the Registrant notified the Placement Agent that it was closing the Regulation D, Rule 501(a) offering defined above and that no other funds would be accepted by the Registrant.

Item 2.03. Creation of a Direct Financial Obligation

Pursuant to the 11%Convertible Promissory Note obligation created as a component of the Units, defined above, the Registrant is responsible to pay to the Unit Holders interest on a quarterly basis, with payments on December 30, March 30, June 30 and September 30, of each calendar year, in a total amount due of forty-one thousand, two hundred and eight dollars and seventy-five cents ($41,208.75) per quarter. Please see Item 1.01, above.

Item 3.02. Unregistered Sales of Equity Securities

Pursuant to the terms of the Units, 2,497,500 shares of the Registrant were sold in the Regulation D, Rule 501(a) offering.
These shares have Piggyback Registration Rights in that, in the event that the Registrant files a Registration Statement with the Securities and Exchange Commission at any time, other than a Form S-4 or Form S-8, all of the shares and warrants issued as a component of the Units, defined above, shall be included where requested by the holders of the Units. Please see Item 1.01, above.

Item 5.02 Appointment of New Directors

The Registrant appointed two new members to its Board of Directors in association with the Regulation D, Rule 501(a) offering of the Units, as provided above.

Jeffery Sens (age 40). Jeffery Sens currently holds a senior operations position in the FedEx Ground Division of FedEx Corp. He has held this position since 2001. From 1997 to 2001, Mr. Sens was Vice-President of Operations for Top Driver, Inc, a national driver training products and services company and Ford Motor Company Partnership. Mr. Sens has a Bachelor of Science in Industrial Engineering from the University of Toledo and an MBA from Clemson University. Mr. Sens is the brother of Joel Sens.

Ronald L. Attkisson (age 56). Mr. Attkisson is President, Chieft Executive Officer and a Founder of Jones, Byrd and Attkisson which is an NASD Registered Broker Dealer Firm based in Atlanta, Georgia. Prior to Jones, Byrd and Attkisson, Mr. Attkisson worked in the investment banking and brokerage business since 1977 with the national and regional firms Reynolds Securities, The Robinson-Humphrey Company, Interstate Securities, Johnson, Lane, Space, Smith and Company and Attkisson and Associates. Mr. Attkisson graduated from the University of North Carolina at Chapel Hill in 1970.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       Seawright Holdings, Inc.
                                       /s/Joel Sens
                                       Joel Sens
                                       President, CEO, Treasurer and Director

Date: February 4, 2005